Exhibit 2.4

SECURITIES PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is effective as of September 30, 2014, by and among, American Education Center, Inc. (referred to as the “Company) and the investors set forth on the signature page hereto (collectively referred to as the “Purchaser” or “Purchasers”).

AGREEMENT

It is agreed as follows:

1.          PURCHASE AND SALE OF SHARES.

1.1           Sale and Purchase of Securities. In reliance upon the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company shall sell to the Purchasers an aggregate of 7,482,000 shares of Common Stock of the Company at purchase price of $0.01 with standard restrictive legend (the “Shares”) for an aggregate purchase price of US$74,820 (the “Purchase Price”) as set forth on Schedule A annexed hereto.

2.          THE CLOSING.

2.1           Date and Time. Subject to all of the terms and conditions set forth in this Agreement being satisfied, the closing of the sale of Shares contemplated by this Agreement (the “Closing”) shall take place at the Company’s offices. The Purchaser shall deliver a check or wire transfer pursuant to the instructions to be provided by the Company, in the amount of the Purchase Price allocated to each Purchaser as set forth on Schedule A annexed hereto. At the Closing, the Company will deliver to the Purchaser the certificates representing the Shares purchased by the Purchaser against payment of such Purchaser’s portion of the Purchase Price.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to the Purchaser to enter into this Agreement and to acquire the Shares, the Company represents and warrants that the following statements are true and correct in all material respects, except as expressly qualified or modified herein.

3.1           Validity of Transactions. This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

3.2           Valid Issuance of Shares. The Shares that are being sold to the Purchaser hereunder are duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, and will be free of all other liens and adverse claims.

3.2           Securities Law Compliance. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement, the offer, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect (“Securities Act”), and registration of the Shares under the Securities Act is not required.

4.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Each Purchaser hereby represents, warrants, and covenants with the Company as follows:

4.1           Legal Power. The Purchaser has the requisite power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

4.2           Due Execution. This Agreement has been duly executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser.

4.3           Receipt of Restricted Securities. The Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon Section 4(2) of the Securities Act is predicated in part on the Purchaser’s representations as contained herein.

4.3.1           The Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be sold as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.3.2           The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.3.3

a)                 The Purchaser is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

b)                 The Purchaser understands that the Shares are being offered and sold to it in reliance on specific provisions of U.S. federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Purchaser set forth herein in order to determine the applicability of such provisions. Accordingly, the Purchaser agrees to notify the Company of any events which would cause the representations and warranties of the Purchaser to be untrue or breached at any time after the execution of this Agreement by such Purchaser .

c)                 The Purchaser acknowledges that the certificate(s) representing the Purchaser’s pro rata portion of the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

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REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.3.5           The Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. The Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.Purchaser Sophistication and Ability to Bear Risk of Loss. The Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Purchaser’s financial condition. The Purchaser otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser’s investment in restricted securities is reasonable in relation to the Purchaser’s net worth. Purchaser has had experience in investments in restricted and publicly traded securities, and Purchaser has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Purchaser acknowledges that an investment in the Shares is speculative and involves the risk of loss. Purchaser has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Purchaser’s can afford the risk of loss of his entire investment in the Shares.

4.4           Purchases by Groups. The Purchaser represents, warrants, and covenants that he/she is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

5.          MISCELLANEOUS.

5.1           Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Venue for any legal action or dispute shall be the County of New York, State of New York.

5.2           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

5.3           Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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5.4           Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.5           Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

5.6           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested).

5.7           Faxes and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

5.8           Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AMERICAN EDUCATION CENTER INC.

/s/ Max Chen
By: Max Chen
Title: President

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SCHEDULE A

Woodridge Service Inc.

By:	/s/ Raymond Chen
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 750,000

Oregon Trading Inc.

By:	/s/ Lu Li
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 750,000

Medinnova USA Inc.

By:	/s/ Sujin Liu
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 1,000,000

Central Merchant Inc.

By:	/s/ Boyuan Zhang
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 1,000,000

Aclor Inc.

By:	/s/ Haiping Zhou
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 1,000,000

Multi-Culture Communications Inc.

By:	/s/ Lu Li
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 1,000,000

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Oxbridge International Group Inc.

By:	/s/ Ruifeng Chen
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 865, 600

Greatfame Management USA Inc.

By:	/s/ Yi Wang
Name:
Title:

Number of common stock of AEC Nevada Shares purchased: 1,000,000

/s/ Boyang Wu
Name: Boyang Wu
Number of common stock of AEC Nevada Shares purchased: 29, 700

/s/ Chen Zhang
Name: Chen Zhang
Number of common stock of AEC Nevada Shares purchased: 29, 700

/s/ Lu Bai
Name: Lu Bai
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Yiming Xu
Name: Yiming Xu
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Yun Wang
Name: Yun WANG
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Ruotao Li
Name: Ruotao Li
Number of common stock of AEC Nevada Shares purchased: 6, 000

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/s/ Yijun Ge
Name: Yijun Ge
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Andrew Liu
Name: Andrew Liu
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Liyuan Jiang
Name: Liyuan Jiang
Number of common stock of AEC Nevada Shares purchased: 6, 000

/s/ Jie Su
Name: Jie Su
Number of common stock of AEC Nevada Shares purchased: 15, 000

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PURCHASER SIGNATURE FOLLOWS

To subscribe for Securities in the private offering of American Education Center Inc.:

1.	Date and Fill in the number of shares of Common Stock being purchased and Complete and Sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification page attached to this letter.

3.	Complete and return the Investor Profile and, if applicable, Wire Transfer Authorization attached to this letter.

4.	Send all signed original documents with check to:

AMERICAN EDUCATION CENTER, INC.

Attention:	Max Chen
Address:	17 Battery Place, Suite 300, New York, NY, 10004
Tel:	(212)825-0437
Fax:	(718)228-8977

5.          Please make your subscription payment payable to the order of “American Education Center, Inc.”

For wiring funds directly to the escrow account,

see the following instructions:

Bank Name:
ABA Number:
A/C Name: American Education Center Inc.
A/C Number:

FBO:	Investor Name
Social Security Number
Address

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ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.	As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

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American Education Center Inc.

OMNIBUS SIGNATURE PAGE

Subscriber hereby elects to subscribe under the Securities Purchase Agreement for a total of ___________________ shares of Common Stock for a purchase price of $_________ (NOTE: to be completed by subscriber) and executes the Securities Purchase Agreement.

Date (NOTE: To be completed by subscriber):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMON PROPERTY:

Print Name	Social Security Number

Signature of Subscriber

Date	Address

For Joint Subscriber:

Print Name	Social Security Number

Signature of Subscriber

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
	Name:	State of Organization
Title:

Date	Address

American Education Center, Inc.

By:	/s/ Max Chen
Authorized Officer

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American Education Center Inc.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial ______	I have a net worth (including homes, furnishings and automobiles, but excluding for these purposes the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.
Initial ______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.
Initial ______	I am a director or executive officer of American Education Center Inc.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial ______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.
Initial ______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.
Initial ______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.
Initial ______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial ______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial ______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial ______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial ______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.
Initial ______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.
Initial ______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.
Initial ______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

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American Education Center Inc.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

State:

Number:

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity.

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.

Please deliver certificate to the Home Address listed in Section A.

Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to American Education Center Inc.

Wire funds from my outside account according to the "How to subscribe for Shares" Page.

Please check if you are a FINRA member or affiliate of a FINRA member firm:

Investor Signature	Date

Name:

Title:

Investor Signature (if Joint Subscriber)	Date

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